Exhibit 99.1
Fluence Energy, Inc. Reports Second Quarter Fiscal 2023 Results
Raising Full Fiscal Year 2023 Guidance on Record Quarterly Performance
ARLINGTON, Va., May 10, 2023 (GLOBE NEWSWIRE) – Fluence Energy, Inc. (Nasdaq: FLNC) (“Fluence” or the “Company”), a leading global pure-play provider of energy storage products and services as well as digital applications for renewables and storage, today announced its results for the three months ended March 31, 2023.
Financial Highlights for Second Fiscal Quarter of 2023
•Record quarterly revenue of approximately $698 million which represents an increase of 104% year-over-year.
•GAAP gross profit margin improved to approximately 4.4%, compared to approximately negative 4.3% for the same quarter last year.
•Adjusted gross profit margin1 improved to approximately 4.6%, compared to approximately negative 3.3% for the same quarter last year.
•Net loss of $37.4 million, compared to net loss of $60.7 million for the same quarter last year.
•Adjusted EBITDA1 of negative $24.8 million, compared to negative $53.2 million for the same quarter last year.
•Total backlog2 of $2.8 billion as of March 31, 2023, compared to $2.7 billion as of December 31, 2022.
Executive Summary
Commenting on the quarter, Julian Nebreda, the Company’s President and Chief Executive Officer, said “We delivered a record quarter highlighted by our highest quarterly revenue. Our financial results reflect our success in accelerating project execution ahead of schedule. As a result of our exceptional performance, we are now closer to reaching profitability on an Adjusted EBITDA basis. We continue to experience strong demand for our offerings across several markets."
"Furthermore, we are pleased to see the recent release of some of the Inflation Reduction Act guidelines by the U.S. Department of the Treasury. We await further details relating to domestic content however, we are on schedule with our U.S. module manufacturing which we believe will enable our customers to qualify for the additional incentives."
Mr. Nebreda continued, "Additionally, I am pleased to report that we are making substantial progress on each of our strategic objectives detailed below."
Strategic Objectives
1.Deliver Profitable Growth
•We are raising our Fiscal Year 2023 guidance range to $1.85-$2.0B for revenue and $110-$135M for adjusted gross profit3 due to select project timing acceleration.
•We are pulling forward our profitability timeline and now expect to be close to Adjusted EBITDA breakeven in the fourth fiscal quarter of 2023.
1 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as reconciliations to the most directly comparable financial measures stated in accordance with GAAP.
2 For our energy storage products and solutions contracts, contracted backlog includes signed customer orders or contracts under execution prior to when substantial completion is achieved. For service contracts, contracted backlog includes signed service agreements associated with our storage product projects that have not been completed and the associated service has not started. For digital application contracts, contracted backlog includes signed agreements where the associated subscription has not started.
3 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as reconciliations to the most directly comparable financial measures stated in accordance with GAAP.

2.Develop Products and Solutions That Our Customers Need
•We received a 200 MW binding award for Energy-Storage-as-Transmission, making this our third award for the transmission segment.
3.Convert Our Supply Chain into a Competitive Advantage
•We signed a master supply agreement with AESC, under which Fluence is anticipated to procure battery cells, which adds another battery cell supplier to our portfolio.
4.Use Fluence Digital as a Competitive Differentiator and Margin Driver
•We anticipate that we will begin quoting Fluence NisperaTM , our asset performance management platform, in standard orders starting in May 2023, illustrating our progress on our 'One Sales Channel' approach.
5.Work Better
•In May, we published our inaugural Sustainability Report.
Fiscal Year 2023 Guidance
The Company is increasing its fiscal year 2023 total revenue guidance range to $1.85 billion to $2.0 billion. Furthermore, the Company is increasing its fiscal year 2023 adjusted gross profit4 guidance range to $110 million to $135 million.
"We are making notable progress in our execution, particularly with regards to improving cycle times on select projects," said Manavendra Sial the Company's Chief Financial Officer. "It is our belief that we will continue to see progress through the remainder of the year and will reach close to breakeven on a quarterly Adjusted EBITDA basis by the end of our fiscal year. This visibility also provides us the confidence to increase our fiscal year 2023 guidance as well as narrow the guidance range."
The foregoing 2023 Fiscal Year Guidance statement represents management's current best estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

Share Count
The shares of the Company’s common stock as of March 31, 2023 are presented below:

Common Shares
Class B-1 common stock held by AES Grid Stability, LLC	58,586,695
Class A common stock held by Siemens AG	39,738,064
Class A common stock held by Siemens Pension-Trust E.V.	18,848,631
Class A common stock held by Qatar Holding LLC	18,493,275
Class A common stock held by public	39,406,490
Total Class A and Class B-1 common stock outstanding	175,073,155
4 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as reconciliations to the most directly comparable financial measures stated in accordance with GAAP.

Conference Call Information
The Company will conduct a teleconference starting at 8:30 a.m. EDT on Thursday, May 11th, 2023, to discuss the second fiscal quarter results. To participate, analysts are required to register by clicking Fluence Energy Q2 Earnings Call Registration Link. Once registered, analysts will be issued a unique PIN number and dial-in number. Analysts are encouraged to register at least 15 minutes before the scheduled start time.
General audience participants, and non-analysts are encouraged to join the teleconference in a listen-only mode at: Fluence Energy Listen - Only Webcast , or on www.fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations. Supplemental materials that may be referenced during the teleconference will be available at: www.fluenceenergy.com, by selecting Investors, News & Events, and Events & Presentations.
A replay of the conference call will be available after 1:00 p.m. EDT on Thursday, May 11th, 2023. The replay will be available on the company’s website at www.fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations.
Non-GAAP Financial Measures
We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Loss, and Free Cash Flows, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. These measures have limitations as analytical tools, including that other companies, including companies in our industry, may calculate these measures differently, reducing their usefulness as comparative measures. Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables contained at the end of this release.
The Company is not able to provide a quantitative reconciliation of Adjusted Gross Profit to GAAP Gross Profit on a forward-looking basis within this press release because of the uncertainty around certain items that may impact Adjusted Gross Profit, including stock compensation and reorganization expenses, which are not within our control or cannot be reasonably predicted without unreasonable effort.
About Fluence

Fluence Energy, Inc. (Nasdaq: FLNC) is a global market leader in energy storage products and services, and cloud-based software for renewables and storage. With a presence in over 40 markets globally, Fluence provides an ecosystem of offerings to drive the clean energy transition, including modular, scalable energy storage products, comprehensive service offerings, and the Fluence IQ Platform, which delivers AI-enabled SaaS products for managing and optimizing renewables and storage from any provider. The Company is transforming the way we power our world by helping customers create more resilient and sustainable electric grids.

For more information, visit Fluence’s website, or follow us on LinkedIn or Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements set forth above under “Fiscal Year 2023 Guidance,” and other statements regarding the Company's future financial and operational performance, including the anticipated timing of Adjusted EBITDA breakeven and achieving profitability, anticipated demand for the Company's energy storage products, relationships with new and existing suppliers, and the Company's progress towards meeting its strategic objectives, expansion plans, impact of the Inflation Reduction Act of 2022 or any other proposed legislation, anticipated timeline of quoting Fluence Nispera in standard orders, future results of operations, future revenue recognition and estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “may,” “possible,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments, as well as a number of assumptions concerning future events, and their potential effects on our business. These forward-looking statements are not guarantees of performance, and there can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, our ability to achieve or maintain profitability, our ability to execute projects, our ability to successfully execute our business and growth strategy, our ability to develop new product offerings and services and adoption of such new product offerings and services by customers, increased shipping costs and delays in the shipping of our energy storage products, projects delays and site closures and cost-overruns, failure to realize potential benefits of the Inflation Reduction Act of 2022, and other factors set forth under Item 1A.“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed with the Securities and Exchange Commission (“SEC”) on December 14, 2022, and in other filings we make with the SEC from time to time. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.
Contacts
Analyst
Lexington May
+1 713-909-5629
Email: InvestorRelations@fluenceenergy.com
Media
Email: media.na@fluenceenergy.com

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. Dollars in Thousands, except share and per share amounts)

	Unaudited
	March 31, 2023	September 30, 2022
Assets
Current assets:
Cash and cash equivalents	194,357	357,296
Restricted cash	108,224	62,425
Short-term investments	70,023	110,355
Trade receivables	337,535	86,770
Unbilled receivables	152,774	138,525
Receivables from related parties	88,385	112,027
Advances to suppliers	65,966	54,765
Inventory, net	763,215	652,735
Other current assets	27,922	26,635
Total current assets	1,808,401	1,601,533
Non-current assets:
Property and equipment, net	13,403	13,755
ROU Asset - Operating Leases	3,124	2,403
Intangible assets, net	49,676	51,696
Goodwill	25,944	24,851
Deferred income tax asset	2,571	3,028
Advances to suppliers	—	8,750
Debt issuance cost	2,361	2,818
Note receivable - pledged as collateral	24,330	24,330
Other non-current assets	17,777	12,490
Total non-current assets	139,186	144,121
Total assets	1,947,587	1,745,654
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	399,991	304,898
Deferred revenue	584,425	273,073
Personnel related liabilities	27,234	21,286
Accruals and provisions	106,447	183,814
Payables and deferred revenue with related parties	195,220	306,348
Taxes payable	17,295	11,114
Current portion of operating lease liabilities	1,534	1,732
Other current liabilities	12,819	7,198
Total current liabilities	1,344,965	1,109,463
Non-current liabilities:
Operating lease liabilities, net of current portion	1,847	1,011
Deferred income tax liability	3,499	4,876
Borrowings against note receivable - pledged as collateral	21,602	—
Other non-current liabilities	7,679	1,096
Total non-current liabilities	34,627	6,983
Total liabilities	1,379,592	1,116,446
Stockholders’ Equity:
Preferred stock, $0.00001 per share, 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2023 and September 30, 2022	—	—
Class A common stock, $0.00001 par value per share, 1,200,000,000 shares authorized; 117,058,711 shares issued and 116,486,460 shares outstanding as of March 31, 2023; 115,424,025 shares issued and 114,873,121 shares outstanding as of September 30, 2022	1	1
Class B-1 common stock, $0.00001 par value per share, 200,000,000 shares authorized; 58,586,695 and 58,586,695 shares issued and outstanding as of March 31, 2023 and September 30, 2022, respectively	—	—

Class B-2 common stock, $0.00001 par value per share, 200,000,000 shares authorized; no shares issued and outstanding as of March 31, 2023 and September 30, 2022	—	—
Treasury stock, at cost	(5,301)	(5,013)
Additional paid-in capital	563,222	542,602
Accumulated other comprehensive income	(565)	2,784
Accumulated deficit	(154,041)	(104,544)
Total stockholders’ equity attributable to Fluence Energy, Inc.	403,316	435,830
Non-Controlling interests	164,679	193,378
Total stockholders’ equity	567,995	629,208
Total liabilities and stockholders’ equity	1,947,587	1,745,654

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS (UNAUDITED)
(U.S. Dollars in Thousands, except share and per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Revenue	405,110	115,798	614,564	142,852
Revenue from related parties	293,076	226,926	394,082	374,759
Total revenue	698,186	342,724	1,008,646	517,611
Cost of goods and services	667,373	357,472	965,793	585,508
Gross (loss) profit	30,813	(14,748)	42,853	(67,897)
Operating expenses:
Research and development	22,551	13,340	41,713	24,098
Sales and marketing	10,401	6,191	19,193	19,250
General and administrative	31,778	25,237	63,045	56,438
Depreciation and amortization	2,669	1,493	5,093	2,920
Interest expense	1,144	676	1,960	1,358
Other income (expense), net	207	1,109	12,821	283
Loss before income taxes	(37,523)	(60,576)	(75,330)	(171,678)
Income tax expense (benefit)	(126)	128	(740)	486
Net loss	(37,397)	(60,704)	(74,590)	(172,164)
Net loss attributable to non-controlling interest	(12,542)	(41,519)	(25,093)	(124,174)
Net loss attributable to Fluence Energy, Inc.	(24,855)	(19,185)	(49,497)	(47,990)

Weighted average number of Class A common shares outstanding
Basic and diluted	116,266,838	54,143,275	115,825,339	54,143,275
Loss per share of Class A common stock
Basic and diluted	(0.21)	(0.35)	(0.43)	(0.89)

Foreign currency translation gain (loss), net of income tax expense of $0.1 million in the three months ended March 31, 2023, $0.4 million in the six months ended March 31, 2023, and $0 in the three months and six months ended March 31, 2022	(1,469)	(20)	(5,054)	279
Total other comprehensive income (loss)	(1,469)	(20)	(5,054)	279
Total comprehensive loss	(38,866)	(60,724)	(79,644)	(171,885)
Comprehensive loss attributable to non-controlling interest	(13,036)	(41,533)	(26,798)	(124,103)
Total comprehensive loss attributable to Fluence Energy, Inc.	(25,830)	(19,191)	(52,846)	(47,782)

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(U.S. Dollars in Thousands)

	Six Months Ended March 31,
	2023	2022
Operating activities
Net loss	(74,590)	(172,164)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,093	2,920
Amortization of debt issuance costs	457	343
Inventory (benefit) provision	(422)	—
Stock-based compensation expense	15,763	21,874
Deferred income taxes	(1,276)	—
Benefit on loss contracts	(1,973)	(6,261)
Changes in operating assets and liabilities:
Trade receivables	(244,433)	(79,570)
Unbilled receivables	(8,756)	20,675
Receivables from related parties	23,683	(3,672)
Advances to suppliers	(3,793)	(65,779)
Inventory, net	(103,464)	37,802
Other current assets	3,148	(7,391)
Other non-current assets	(292)	135
Accounts payable	93,447	(30,426)
Payables and deferred revenue with related parties	(112,586)	(51,252)
Deferred revenue	300,007	151,450
Current accruals and provisions	(75,708)	37,243
Taxes payable	3,702	4,383
Other current liabilities	10,511	373
Other non-current liabilities	8,071	(1,679)
Net cash used in operating activities	(163,411)	(140,996)
Investing activities
Purchase of equity securities	—	(1,124)
Proceeds from maturities of short-term investments	41,603	—
Payments for purchase of investment in joint venture	(5,013)	—
Purchase of property and equipment	(1,087)	(1,271)
Net cash provided by (used) in investing activities	35,503	(2,395)
Financing activities
Proceeds from issuance of Class A common stock sold in an IPO, net of underwriting discounts and commissions	—	947,991
Payment of IPO costs	—	(10,330)
Payment of transaction cost related to issuance of Class B membership units	—	(6,320)
Payment of debt issuance costs	—	(3,297)
Repurchase of class A common stock placed into treasury	(288)	—
Proceeds from exercise of stock options	2,956	—
Repayment of promissory notes – related parties	—	(50,000)
Repayment of line of credit	—	(50,000)
Proceeds from borrowing against note receivable - pledged as collateral	21,142	—
Net cash provided by financing activities	23,810	828,044
Effect of exchange rate changes on cash and cash equivalents	(13,042)	(34)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(117,140)	684,619
Cash, cash equivalents, and restricted cash as of the beginning of the period	429,721	38,069
Cash, cash equivalents, and restricted cash as of the end of the period	312,581	722,688
Supplemental Cash Flows Information

Interest paid	511	503
Cash paid for income taxes	585	614
Non-cash financing activities
Reclassification of deferred offering costs to additional paid-in capital	—	1,899

FLUENCE ENERGY, INC.
KEY OPERATING METRICS (UNAUDITED)
The following tables present our key operating metrics as of March 31, 2023 and September 30, 2022, and order intake for the three and six months ended March 31, 2023 and 2022. The tables below present the metrics in either Gigawatts (GW) or Gigawatt hours (GWh). Our key operating metrics focus on project milestones to measure our performance and designate each project as either “deployed”, “assets under management”, “contracted” or “pipeline”.

	March 31, 2023	September 30, 2022	Change	Change %
Energy Storage Products and Solutions
Deployed (GW)	2.3	1.8	0.5	28%
Deployed (GWh)	5.5	5.0	0.5	10%
Contracted Backlog (GW)	4.3	3.7	0.6	16%
Pipeline (GW)	10.7	9.3	1.4	15%
Pipeline (GWh)	27.5	22.6	4.9	22%

(Amounts in GW)	March 31, 2023	September 30, 2022	Change	Change %
Service Contracts
Assets under Management	2.2	2.0	0.2	10%
Contracted Backlog	2.8	2.0	0.8	40%
Pipeline	7.5	8.8	(1.3)	(15%)

(Amounts in GW)	March 31, 2023	September 30, 2022	Change	Change %
Digital Contracts
Assets under Management	14.8	13.7	1.1	8%
Contracted Backlog	5.9	3.6	2.3	64%
Pipeline	21.4	19.6	1.8	9%
The table below reflect adjustments made to the 2022 contracted figures reported for energy storage products and digital contracts as a result of enhanced internal control procedures implemented by management during our 2022 year end procedures. Previously we reported energy storage products contracted of 0.6 GW for the three months ended March 31, 2022, digital contracted of 2.8 GW and

3.1 GW for the three months and six months ended March 31, 2022, respectively. Further, prior period metrics were previously presented in Megawatts (MW).

(amounts in GW)	Three Months Ended March 31,				Six Months Ended March 31,
	2023	2022	Change	Change %	2023	2022	Change	Change %
Energy Storage Products and Solutions
Contracted	0.6	0.5	0.1	20%	1.2	1.2	—	—%
Service Contracts
Contracted	1.0	0.3	0.7	233%	1.1	0.6	0.5	83%
Digital Contracts
Contracted	2.7	2.9	(0.2)	(7)%	3.5	3.3	0.2	6%
Deployed
Deployed represents cumulative energy storage products and solutions that have achieved substantial completion and are not decommissioned. Deployed is monitored by management to measure our performance towards achieving project milestones.

Assets Under Management

Assets under management for service contracts represents our long-term service contracts with customers associated with our completed energy storage system products and solutions. We start providing maintenance, monitoring, or other operational services after the storage product projects are completed. In some cases, services may be commenced for energy storage solutions prior to achievement of substantial completion. This is not limited to energy storage solutions delivered by Fluence. Assets under management for digital software represents contracts signed and active (post go live). Assets under management serves as an indicator of expected revenue from our customers and assists management in forecasting our expected financial performance.

Contracted Backlog
For our energy storage products and solutions contracts, contracted backlog includes signed customer orders or contracts under execution prior to when substantial completion is achieved. For service contracts, contracted backlog includes signed service agreements associated with our storage product projects that have not been completed and the associated service has not started. For digital applications contracts, contracted backlog includes signed agreements where the associated subscription has not started.

Contracted/Order Intake
Contracted, which we use interchangeably with “Order Intake”, represents new energy storage product contracts, new service contracts and new digital contracts signed during each period presented. We define “Contracted” as a firm and binding purchase order, letter of award, change order or other signed contract (in each case an “Order”) from the customer that is received and accepted by Fluence. Our order intake is intended to convey the dollar amount and gigawatts (operating measure) contracted in the period presented. We believe that order intake provides useful information to investors and management because the order intake provides visibility into future revenues and enables evaluation of the effectiveness of the Company’s sales activity and the attractiveness of its offerings in the market.
Pipeline
Pipeline represents our uncontracted, potential revenue from energy storage products, service, and digital software contracts, which have a reasonable likelihood of contract execution within 24 months. Pipeline is an internal management metric that we construct from market information reported by our global sales force. Pipeline is monitored by management to understand the anticipated growth of our Company and our estimated future revenue related to customer contracts for our battery-based energy storage products and solutions, services and digital software.
We cannot guarantee that our contracted backlog or pipeline will result in actual revenue in the originally anticipated period or at all. Contracted backlog and pipeline may not generate margins equal to our historical operating results. We have only recently begun to track our contracted backlog and pipelines on a consistent basis as performance measures, and as a result, we do not have significant experience in determining the level of realization that we will achieve on these contracts. Our customers may experience project delays or cancel orders as a result of external market factors and economic or other factors beyond our control. If our contracted backlog and pipeline fail to result in revenue as anticipated or in a timely manner, we could experience a reduction in revenue, profitability, and liquidity.
FLUENCE ENERGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

The following tables present our non-GAAP measures for the periods indicated.

($ in thousands)	Three Months Ended March 31,		Change	Change %	Six Months Ended March 31,		Change	Change %
	2023	2022			2023	2022
Net loss	(37,397)	(60,704)	$(23,307)	(38)%	(74,590)	(172,164)	$(97,574)	(57)%
Add (deduct):
Interest expense (income), net(a)	(1,077)	455	(1,532)	(337)%	(1,733)	1,070	(2,803)	(262)%
Income tax expense (benefit)	(126)	128	(254)	(198)%	(740)	486	(1,226)	(252)%
Depreciation and amortization	2,669	1,493	1,176	79%	5,093	2,920	2,173	74%
Stock-based compensation(b)	7,263	2,728	4,535	166%	15,763	27,605	(11,842)	(43)%
Other expenses(c)	3,843	2,706	1,137	42%	5,927	44,056	(38,129)	(87)%
Adjusted EBITDA	(24,825)	(53,194)	28,369	53%	(50,280)	(96,027)	45,747	48%
(a) Net interest expense (income) for the three months ended March 31, 2023 consists of $1.1 million of interest expense and $2.2 million of interest income. Net interest expense (income) for the three months ended March 31, 2022 consists of $0.7 million of interest expense and $0.2 million of interest income.

Net interest expense (income) for the six months ended March 31, 2023 consists of $2.0 million of interest expense and $3.7 million of interest income. Net interest expense (income) for the six months ended March 31, 2022 consists of $1.4 million of interest expense and $0.3 million of interest income.

(b) Includes incentive awards that will be settled in shares and incentive awards that will be settled in cash.

(c) Amount for the three months ended March 31, 2023 included $1.2 million in severance costs and consulting fees related to the restructuring plan, $0.8 million related to the 2021 Cargo Loss Incident, $1.1 million for external expenses related to the ongoing remediation of our material weakness disclosed in our FY 2022 Form 10-K, and $0.7 million in legal fees related to the 2021 and 2022 overheating events at customer facilities.

Amount for the three months ended March 31, 2022 included a $(1.7) million reduction related to COVID-19 pandemic costs as a result of release of $(6.4) million prior period project charges net of excess shipping costs of approximately $4.7 million which was mostly related to excess port and demurrage fees as a direct result of pandemic-related port disruptions and work shortages and a $4.4 million loss related to the 2021 Cargo Loss Incident.

Amount for the six months ended March 31, 2023 included $2.7 million in severance costs and consulting fees related to the restructuring plan, $1.9 million related to the 2021 Cargo Loss Incident, $1.1 million for external expenses related to the ongoing remediation of our material weakness disclosed in our FY 2022 Form 10-K, and $0.2 million in legal fees related to the 2021 and 2022 overheating events at customer facilities.

Amount for the six months ended March 31, 2022 included $35.3 million of costs related to COVID-19 pandemic including excess shipping costs, project charges and other costs, a $8.6 million loss related to the 2021 Cargo Loss Incident, and $0.1 million IPO-related expenses which did not qualify for capitalization. The incremental costs due to COVID-19 pandemic includes (a) approximately $6.4 million due to excess shipping costs primarily related to abnormally high shipping rates resulting from pandemic-related disruptions in the global supply chain and our distribution channels, (b) additional costs of approximately $4.0 million related to excess port and demurrage fees as a direct result of pandemic-related port disruptions and work shortages, (c) approximately $14.4 million in incremental charges and excess costs incurred during the introduction of our newly launched Gen6 solutions due to disruptions in normal course quality assurance processes and (d) approximately $10.5 million in incremental project charges principally related to liquidated damages under the terms of our customer contracts.

($ in thousands)	Three Months Ended March 31,		Change	Change %	Six Months Ended March 31,		Change	Change %
	2023	2022			2023	2022
Total revenue	698,186	342,724	355,462	104%	1,008,646	517,611	491,035	95%
Cost of goods and services	667,373	357,472	309,901	87%	965,793	585,508	380,285	65%
Gross (loss) profit	30,813	(14,748)	(45,561)	(309)%	42,853	(67,897)	(110,750)	(163)%
Add (deduct):
Stock-based compensation(a)	1,256	749	507	68%	2,156	4,277	(2,121)	(50)%
Other expenses(b)	(179)	2,706	(2,885)	(107)%	1,563	43,972	(42,409)	(96)%
Adjusted Gross Profit (Loss)	31,890	(11,293)	(43,183)	(382)%	46,572	(19,648)	(66,220)	(337)%
Adjusted Gross Profit Margin %	4.6%	(3.3)%			4.6%	(3.8)%
(a) Includes incentive awards that will be settled in shares and incentive awards that will be settled in cash.

(b) Amount for the three months ended March 31, 2023 included reversal of costs of $(0.3) million related to legal matters, primarily related to the 2021 Cargo Loss Incident and the 2021 and 2022 overheating events at customer facilities and $0.1 million in severance costs related to the restructuring plan.

Amount for the three months ended March 31, 2022 included a $(1.7) million reduction related to COVID-19 pandemic costs as a result of release of $(6.4) million prior period project charges net of excess shipping costs of approximately $4.7 million which was mostly related to excess port and demurrage fees as a direct result of pandemic-related port disruptions and work shortages and a $4.4 million loss related to the 2021 Cargo Loss Incident.

Amount for the six months ended March 31, 2023 included $1.3 million related to legal matters, primarily related to the 2021 Cargo Loss Incident and 2021 and 2022 overheating events at customer facilities and $0.3 million in severance costs related the restructuring plan.

Amount for the six months ended March 31, 2022 included $35.3 million costs related to COVID-19 pandemic including excess shipping costs, project charges and other costs as discussed above, and a $8.6 million loss related to the 2021 Cargo Loss Incident. The incremental costs due to COVID-19 pandemic includes (a) approximately $6.4 million due to excess shipping costs primarily related to abnormally high shipping rates resulting from pandemic-related disruptions in the global supply chain and our distribution channels, (b) additional costs of approximately $4.0 million related to excess port and demurrage fees as a direct result of pandemic-related port disruptions and work shortages, (c) approximately $14.4 million in incremental charges and excess costs incurred during the introduction of our newly launched Gen6 solutions due to disruptions in normal course quality assurance processes, and (d) approximately $10.5 million in incremental project charges principally related to liquidated damages under the terms of our customer contracts.

($ in thousands)	Three Months Ended March 31,		Change	Change %	Six Months Ended March 31,		Change	Change %
	2023	2022			2023	2022
Net loss	(37,397)	(60,704)	$(23,307)	(38)%	(74,590)	(172,164)	$(97,574)	(57)%
Add (deduct):
Amortization of intangible assets	1,354	920	434	47%	2,894	1,838	1,056	57%
Stock-based compensation(a)	7,263	2,728	4,535	166%	15,763	27,605	(11,842)	(43)%
Other expenses(b)	3,843	2,706	1,137	42%	5,927	44,056	(38,129)	(87)%
Adjusted Net Loss	(24,937)	(54,350)	$(29,413)	(54)%	(50,006)	(98,665)	$(48,659)	(49)%
(a) Includes incentive awards that will be settled in shares and incentive awards that will be settled in cash.
(b) Amount for the three months ended March 31, 2023 included $1.2 million in severance cost and consulting fees related to the restructuring plan, $0.8 million related to the 2021 Cargo Loss Incident, $1.1 million for external expenses related to the ongoing remediation of our material weakness disclosed in our FY 2022 Form 10-K, and $0.7 million in legal fees related to the 2021 and 2022 overheating events at customer facilities.

Amount for the three months ended March 31, 2022 included a $(1.7) million reduction related to COVID-19 pandemic costs as a result of release of $(6.4) million prior period project charges net of excess shipping costs of approximately $4.7 million which was mostly related to excess port and demurrage fees as a direct result of pandemic-related port disruptions and work shortages, and a $4.4 million loss related to the 2021 Cargo Loss Incident.

Amount for the six months ended March 31, 2023 included $2.7 million in severance costs and consulting fees related to the restructuring plan, $1.9 million related to the 2021 Cargo Loss Incident, $1.1 million for external expenses related to the ongoing remediation of our material weakness disclosed in our FY 2022 Form 10-K, and $0.2 million in legal fees related to the 2021 and 2022 overheating events at customer facilities.

Amount for the six months ended March 31, 2022 included $35.3 million costs related to COVID-19 pandemic including excess shipping costs, project charges and other costs, a $8.6 million loss related to the 2021 Cargo Loss Incident as discussed above, and $0.1 million IPO-related expenses which did not qualify for capitalization. The incremental costs due to COVID-19 pandemic includes (a) approximately $6.4 million due to excess shipping costs primarily related to abnormally high shipping rates resulting from pandemic-related disruptions in the global supply chain and our distribution channels, (b) additional costs of approximately $4.0 million related to excess port and demurrage fees as a direct result of pandemic-related port disruptions and work shortages, (c) approximately $14.4 million in incremental charges and excess costs incurred during the introduction of our newly launched Gen6 solutions due to disruptions in normal course quality assurance processes, and (d) approximately $10.5 million in incremental project charges principally related to liquidated damages under the terms of our customer contracts.

($ in thousands)	Six Months Ended March 31,		Change	Change %
	2023	2022
Net cash used in operating activities	(163,411)	(140,996)	$22,415	16%
Less: Purchase of property and equipment	(1,087)	(1,271)	(184)	(14)%
Free Cash Flows	(164,498)	(142,267)	$22,231	16%